EXHIBIT 99.1
Sila Realty Trust, Inc.
Third Quarter 2022 Results
TAMPA, FL (November 10, 2022) - Sila Realty Trust, Inc., or the Company, a public, non-traded real estate investment trust focused on healthcare properties, today announced operating results for the third quarter ended September 30, 2022.
Highlights of the Quarter Ended September 30, 2022
•Net income attributable to common stockholders totaled $13.4 million; net income attributable to common stockholders per diluted share was $0.06.
•Net operating income, or NOI*, attributable to the Company's operating properties totaled $43.6 million.
•Funds from operations, or FFO*, attributable to common stockholders equaled $32.0 million; FFO attributable to common stockholders per diluted share was $0.14.
•Adjusted funds from operations, or AFFO*, attributable to common stockholders equaled $31.3 million; AFFO attributable to common stockholders per diluted share was $0.14.
•On July 20, 2022, the Company acquired one healthcare property in the Tampa, FL market for an aggregate purchase price of $51.2 million. The property is approximately 87,649 rentable square feet and is entirely leased to one tenant.
•On July 21, 2022, the Company acquired one healthcare property in the San Diego, CA market for an aggregate purchase price of $63.5 million. The property is approximately 56,800 rentable square feet and is entirely leased to one tenant.
“During the third quarter, we completed the acquisition of two institutional quality healthcare facilities located in the Tampa, FL and San Diego, CA markets, adding best-in-class tenancy to our portfolio and further expanding our already diverse geographic footprint”, stated Michael Seton, the Company’s President and Chief Executive Officer. “We are pleased with our strategic portfolio growth, resulting in positive trends in net operating income, rental revenue, FFO and AFFO when compared to the third quarter of 2021. While market interest rates continue to increase and inflationary pressures persist impacting the overall property markets, we believe we are extremely well positioned to take advantage of dislocation to further expand our portfolio while keeping within our disciplined underwriting and capital allocation strategy. As we look to conclude 2022, we believe our fortress-like balance sheet, considerable liquidity position and resilient portfolio that focuses on the defensive healthcare sector of the economy, put the Company in an advantageous position as we, like all companies, continue navigating the rapidly evolving macroeconomic landscape.”
* An explanation of FFO, AFFO, and NOI, as well as reconciliations of such non-United States generally accepted accounting principles ("GAAP") financial measures, which should not be considered alternatives to GAAP measures, to the most directly comparable U.S. GAAP measures, are included at the end of this release.

Financial Results
Quarter Ended September 30, 2022, Compared to Quarter Ended September 30, 2021
•Net income attributable to common stockholders was $13.4 million for the quarter ended September 30, 2022, a decrease of 96%, compared to net income attributable to common stockholders of $371.6 million for the quarter ended September 30, 2021.
•FFO attributable to common stockholders was $32.0 million for the quarter ended September 30, 2022, an increase of 5233%, compared to $0.6 million for the quarter ended September 30, 2021.
•AFFO attributable to common stockholders was $31.3 million for the quarter ended September 30, 2022, an increase of 13%, compared to $27.7 million for the quarter ended September 30, 2021.

	Three Months Ended September 30,
	2022	2021	$ Change	% Change
Net income attributable to common stockholders per common share - basic, diluted	$0.06	$1.66	$(1.60)	(96.39)%
FFO per common share - basic, diluted	$0.14	$0.00	$0.14	100.00%
AFFO per common share - basic, diluted	$0.14	$0.12	$0.02	16.67%
The decrease in net income attributable to common stockholders during the periods presented above is primarily due to the Company recognizing an aggregate gain on sale of approximately $398.6 million from the sale of its data center segment, or the Data Center Sale, on July 22, 2021, subsequently owning a smaller portfolio of properties and the sale of three operating healthcare properties since July 1, 2021. The decrease was partially offset by an increase in rental revenue due to the acquisition of ten operating properties and the placement of one development property in service since July 1, 2021, incurring defeasance and loan costs related to the extinguishment of debt and swap terminations in connection with the Data Center Sale and an impairment loss recognition on one healthcare property during the quarter ended September 30, 2021. The increases in FFO and AFFO during the periods presented above are primarily due to an increase in rental revenue from the acquisition of ten operating healthcare properties and the placement of one development healthcare property in service since July 1, 2021 as previously discussed (impairment losses and gains on sales of real estate are not included in the calculation of FFO and impairment losses, and gain on sales of real estate and debt extinguishment costs are not included in the calculation of AFFO).
Operating Results
Quarter Ended September 30, 2022, Compared to Quarter Ended September 30, 2021
•NOI attributable to our operating healthcare properties was $43.6 million for the quarter ended September 30, 2022, an increase of 9%, compared to $40.0 million for the quarter ended September 30, 2021.
•Rental revenue attributable to our operating healthcare properties was $46.9 million for the quarter ended September 30, 2022, an increase of 9%, compared to $43.1 million for the quarter ended September 30, 2021.
•Same store NOI attributable to our operating healthcare properties was $40.6 million for the quarter ended September 30, 2022, an increase of 0.7%, compared to $40.3 million for the quarter ended September 30, 2021.

The increase in NOI and rental revenue attributable to operating healthcare properties during the quarter ended September 30, 2022, as compared to the quarter ended September 30, 2021, is primarily attributable to the acquisition of ten operating healthcare properties and the placement of one development healthcare property in service since July 1, 2021, partially offset by a decrease due to the sale of three operating healthcare properties since July 1, 2021.
Portfolio Overview
During the third quarter of 2022, the Company acquired two healthcare properties, located in the Tampa, FL and San Diego, CA markets, for an aggregate purchase price of $114.7 million. The properties are composed of 144,449 rentable square feet and are fully leased to two tenants.
As of September 30, 2022, the Company owned 132 operating real estate properties and two undeveloped land parcels, located in 58 markets, composed of approximately 5.5 million rentable square feet with a total real estate investment of approximately $2.4 billion. As of September 30, 2022, the Company's properties had a weighted average leased rate of 99.5% and weighted-average remaining lease term of 9.5 years.
Balance Sheet and Liquidity
As of September 30, 2022, the Company had liquidity of approximately $492.3 million, consisting of $17.3 million in cash and cash equivalents and $475.0 million in borrowing base availability under its credit facility.
As of September 30, 2022, the Company had total principal debt outstanding of $600.0 million under the Company's credit facility, with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair value of real estate plus the total aggregate cost of properties acquired after the net asset value date of June 30, 2022, of 23.9%. As of September 30, 2022, the Company’s outstanding debt was composed of approximately 81% fixed rate debt through the use of interest rate swaps and approximately 19% variable rate debt.
During the three months ended September 30, 2022, the Company drew $50.0 million and $20.0 million, respectively, on its term loan to fund acquisitions.
During the three months ended September 30, 2022, the Company drew $35.0 million on its revolving line of credit to fund acquisitions and repaid $10.0 million on its revolving line of credit, with cash flows from operations.
Distributions
The following table summarizes the Company's distributions paid and distributions declared per share during the third quarter of 2022 (amounts in thousands, except per share amounts):

Common Stock	Cash	DRIP (1)	Total Distributions	Distributions Declared Per Share (2)
Class A	$13,348	$3,695	$17,043	$0.10
Class I	987	689	1,676	$0.10
Class T	2,184	1,920	4,104	$0.10
	$16,519	$6,304	$22,823

(1)Distribution reinvestment plan (DRIP).
(2)The Company declared weighted average distributions per share of common stock in the amount of $0.10.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached to the Current Report on Form 8-K filed on November 10, 2022. A comprehensive listing of the Company's properties is available at silarealtytrust.com/portfolio.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-traded real estate investment trust headquartered in Tampa, Florida, that invests in high-quality healthcare properties leased to tenants capitalizing on critical and structural economic growth drivers. The Company is primarily focused on investing in and managing strategic healthcare assets across the continuum of care, with emphasis on lower cost patient settings, which generate predictable, durable and growing income streams. As of September 30, 2022, the Company owned 132 operating healthcare properties and two undeveloped land parcels located in 58 markets across the United States.
Forward-Looking Statements
Certain statements contained herein, including those regarding our focus on investing and managing strategic healthcare assets, taking advantage of dislocation to further expand our portfolio, and our underwriting and capital allocation strategy, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results, strategic acquisitions and growth opportunities, and future distributions. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include the risk that the expected benefits for the Company’s pure-play healthcare REIT strategy are not achieved, and other factors, including those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2021 Annual Report on Form 10-K with the SEC a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations:

IR@silarealtytrust.com
Miles Callahan, Vice President of Capital Markets and Investor Relations

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited) September 30, 2022	December 31, 2021
ASSETS
Real estate:
Land	$166,037	$163,992
Buildings and improvements, less accumulated depreciation of $199,236 and $165,784, respectively	1,764,835	1,648,685
Construction in progress	—	14,628
Total real estate, net	1,930,872	1,827,305
Cash and cash equivalents	17,291	32,359
Acquired intangible assets, less accumulated amortization of $85,888 and $71,067, respectively	177,315	181,639
Goodwill	23,006	23,284
Right-of-use assets	38,580	24,033
Other assets, net	102,745	66,365
Assets held for sale	—	22,570
Total assets	$2,289,809	$2,177,555
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $2,570 and $3,226, respectively	597,430	496,774
Accounts payable and other liabilities	28,579	39,597
Acquired intangible liabilities, less accumulated amortization of $5,550 and $4,444, respectively	12,319	12,962
Lease liabilities	41,640	26,394
Liabilities held for sale	—	698
Total liabilities	679,968	576,425
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 240,666,572 and 238,226,119 shares issued, respectively; 225,833,531 and 224,179,939 shares outstanding, respectively	2,258	2,242
Additional paid-in capital	2,019,564	2,004,404
Distributions in excess of accumulated earnings	(441,591)	(400,669)
Accumulated other comprehensive income (loss)	29,610	(4,847)
Total stockholders’ equity	1,609,841	1,601,130
Total liabilities and stockholders’ equity	$2,289,809	$2,177,555

Condensed Consolidated (Unaudited) Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Rental revenue	$46,881	$43,063	$136,081	$129,232
Expenses:
Rental expenses	3,232	3,024	9,267	9,513
General and administrative expenses	6,118	6,348	20,718	19,610
Depreciation and amortization	18,641	17,259	54,443	53,098
Impairment losses	—	10,241	7,387	27,837
Total expenses	27,991	36,872	91,815	110,058
Gain on real estate disposition	—	—	460	—
Interest and other expense, net	5,498	11,737	17,942	30,035
Income (loss) from continuing operations	13,392	(5,546)	26,784	(10,861)
Income from discontinued operations	—	377,191	—	401,444
Net income attributable to common stockholders	$13,392	$371,645	$26,784	$390,583
Other comprehensive income - unrealized gain on interest rate swaps, net	16,345	2,241	34,457	9,808
Comprehensive income attributable to common stockholders	$29,737	$373,886	$61,241	$400,391
Weighted average number of common shares outstanding:
Basic	225,638,485	223,661,774	225,052,921	223,079,613
Diluted	226,957,015	223,661,774	226,399,118	223,079,613
Net income per common share attributable to common stockholders:
Basic:
Continuing operations	$0.06	$(0.03)	$0.12	$(0.05)
Discontinued operations	—	1.69	—	1.80
Net income attributable to common stockholders	$0.06	$1.66	$0.12	$1.75
Diluted:
Continuing operations	$0.06	$(0.03)	$0.12	$(0.05)
Discontinued operations	—	1.69	—	1.80
Net income attributable to common stockholders	$0.06	$1.66	$0.12	$1.75
Distributions declared per common share	$0.10	$1.86	$0.30	$2.11

Use of Non-GAAP Information
Net operating income, or NOI, a non-GAAP financial measure, is defined as rental revenue, less rental expenses, on accrual basis, excluding general and administrative expenses, depreciation and amortization, impairment losses, interest and other expense, net, and income from discontinued operations. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the condensed consolidated financial statements and data included on the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2022.
The following are reconciliations of net operating income to net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, for the three months ended September 30, 2022 and 2021 (amounts in thousands):

	Three Months Ended September 30,
	2022	2021
Revenue:
Rental revenue	$46,881	$43,063
Expenses:
Rental expenses	3,232	3,024
Net operating income	43,649	40,039

Expenses:
General and administrative expenses	6,118	6,348
Depreciation and amortization	18,641	17,259
Impairment losses	—	10,241
Income from operations	18,890	6,191
Interest and other expense, net	5,498	11,737
Income (loss) from continuing operations	13,392	(5,546)
Income from discontinued operations	—	377,191
Net income attributable to common stockholders	$13,392	$371,645
The Company generates its net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development and properties or land classified as held for sale. By evaluating the net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions and dispositions on net income.

The following table represents the breakdown of the three months ended September 30, 2022, total rental revenue and rental expenses and compares with amounts for the 2021 corresponding periods (amounts in thousands).

	Three Months Ended September 30,
	2022	2021
Revenue:
Same store rental revenue	$40,844	$40,759
Same store tenant reimbursements (1)	2,498	2,124
Non-same store rental revenue	3,169	60
Non-same store tenant reimbursements (1)	370	24
Other operating income	—	96
Total rental revenue	46,881	43,063
Expenses:
Same store rental expenses	2,719	2,565
Non-same store rental expenses	513	459
Net operating income	$43,649	$40,039

(1)    Tenant reimbursements represent expenses, which are paid back to the Company by tenants.
Funds From Operations, or FFO, and Adjusted Funds From Operations, or AFFO, are non-GAAP financial measures. FFO is calculated consistent with NAREIT's definition, as net income (calculated in accordance with GAAP), excluding gains (or losses) from sales of real estate assets and impairments of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. In addition to FFO, the Company uses AFFO as a supplemental financial performance measure because the Company believes it provides to stakeholders a more complete understanding of its sustainable performance. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting FFO for the following items included in the determination of GAAP net income: amortization of above- and below-market leases, amortization of operating leases and the finance lease, straight-line rent adjustments, deferred rent, discount amortization related to the deferred liability in connection with the internalization transaction, (gain) loss on extinguishment of debt, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating our operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO and AFFO measures and the adjustments to GAAP in calculating FFO and AFFO.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO and AFFO for the three months ended September 30, 2022 and 2021 (amounts in thousands, except share data and per share amounts):

	Three Months Ended September 30,
	2022	2021
Net income attributable to common stockholders	$13,392	$371,645
Adjustments:
Depreciation and amortization	18,615	17,289
Gain on real estate dispositions from discontinued operations	—	(398,560)
Impairment losses	—	10,241
FFO attributable to common stockholders	$32,007	$615
Adjustments:
Amortization of above- and below-market leases	122	13
Amortization of operating leases and finance lease	193	189
Straight-line rent adjustments	(2,589)	(3,414)
Deferred rent	299	—
Amortization of discount of deferred liability	—	163
Loss on extinguishment of debt	—	28,751
Amortization of deferred financing costs	413	754
Stock-based compensation	860	637
AFFO attributable to common stockholders	$31,305	$27,708
Weighted average common shares outstanding - basic	225,638,485	223,661,774
Weighted average common shares outstanding - diluted	226,957,015	223,661,774
Weighted average common shares outstanding - diluted for FFO and AFFO	226,957,015	224,652,226
Net income per common share - basic	$0.06	$1.66
Net income per common share - diluted	$0.06	$1.66
FFO per common share - diluted	$0.14	$—
AFFO per common share - diluted	$0.14	$0.12